                                                                       EXHIBIT 8

                              LIST OF SUBSIDIARIES

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                                                            PROPORTION OF       PORTION OF VOTING
            NAME              COUNTRY OF INCORPORATION    OWNERSHIP INTEREST        POWER HELD
----------------------------- ------------------------ ------------------------ -----------------
METALINK INC.                     United States                  100%                  100%
----------------------------- ------------------------ ------------------------ -----------------
METALINK ASIA PACIFIC LTD.            Korea                      100%                  100%
----------------------------- ------------------------ ------------------------ -----------------
METALINK INTERNATIONAL LTD.    Republic of Seychelles            100%                  100%
----------------------------- ------------------------ ------------------------ -----------------
METALINK JAPAN K.K.                   Japan                      100%                  100%
----------------------------- ------------------------ ------------------------ -----------------